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                                                                   EXHIBIT 10.13


                   Service Mark License and Access Agreement
                   -----------------------------------------

     This Service Mark License and Access Agreement ("Agreement") is made as of this 18/th/ day of August, 1999 ("Effective Date"), between more.com, Inc., a Delaware corporation ("Licensee") and Bergen Brunswig Drug Company, a California corporation ("Licensor").

     1.   License to Service Marks.  Licensor hereby grants to Licensee, during
          ------------------------
the term of the Internet Fulfillment Services Agreement dated July 1, 999 between the parties ("Fulfillment Agreement"), unless sooner terminated in accordance with this Agreement, a non-exclusive, revocable (as expressly set forth herein) license ("License") for the use of the Service Marks "Good Neighbor", "Good Neighbor Pharmacy" and "PlusCare", and their associated goodwill, which Licensor owns (collectively, "Licensed Marks") solely in connection with Licensee's business, subject to the terms and conditions contained in this Agreement on a royalty-free basis. Licensee acknowledges that Licensor is the owner of all proprietary rights in and to the Licensed Marks and that Licensee acquires no right, title or interest in and to the same whatsoever, other than the right to use the Licensed Marks in accordance with the terms of this Agreement. Licensee will immediately notify Licensor in writing of any infringement or limitation of the Licensed Marks that may come to Licensee's attention.

     2.   Quality Specifications.  Since the activities of Licensee will reflect
          ----------------------
on the Licensed Marks, Licensee will operate its business with diligence and vigor, will maintain the highest possible ethics and will maintain its operations in a manner that will reflect the high standards and quality attributable to the Licensed Marks. Licensee will fully comply in all material respects with all laws, rules and regulations applicable to Licensee's business and the conduct thereof. Except as otherwise set forth in this Agreement, Licensee will use the Licensed Marks only in accordance with Licensor's reasonable specifications regarding the Licensed Marks, including without limitation, specifications concerning standards of quality, use, advertising and promotion, as such specifications may be modified from time to time in the sole discretion of Licensor but on reasonable prior notice to Licensee before Licensee is required to comply ("Quality Specifications"). If at any time services provided by Licensor fail to conform to the Quality Specifications, Licensor will so notify Licensee of such non-conformance. Upon such notification, Licensor will promptly cease the services provided by it which do not adhere to the Quality Specifications, until such time as the standards of quality contained in the applicable Quality Specifications have been met to the reasonable satisfaction of Licensor.

     3.   Conditions Applicable to Appearance of Licensed Marks.
          -----------------------------------------------------

          (a) Use Specifications.  Licensee will comply with conditions set
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forth in any prior written notice provided to Licensee from time-to-time by
Licensor with respect to the style, appearance and manner of use of the Licensed Marks ("Use Specifications"). Any use of the Licensed Marks not specifically provided for by such Use Specifications

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will be adopted by Licensee only upon prior written approval of Licensor not to be unreasonably withheld or delayed. In addition, Licensor may request that notices reasonably acceptable to Licensor be used on or with Licensee's services and marketing materials (which marketing materials are subject to Licensor's prior written consent, which consent will not be unreasonably withheld) bearing the Licensed Marks to identify the licensed use under this Agreement.

          (b) Co-Branding.  All future marketing activities by Licensee may,
              -----------
upon the express agreement of the parties, feature a co-branded service mark agreeable to the parties. Licensee will seek approval from Licensor, which approval may not be unreasonably withheld or delayed, prior to (i) launching any online or offline advertising or marketing campaign using the Licensed Marks, or
(ii) posting any Good Neighbor Pharmacy related material on Licensee's web site, or other advertiser web sites.

          (c) Licensor's Approval.  In addition, prior to any application of the
              -------------------
Licensed Marks to any of Licensee's related marketing materials (as permitted under this Agreement), Licensee will provide any samples of such marketing materials (including web site designs) to Licensor for final review and approval, such approval to be not unreasonably withheld or delayed. Marketing material which uses any of the Licensed Marks or which refers to Licensor or any parent or other affiliate of Licensor will conform to the Use Specifications, as amended from time to time on prior written notice to Licensee. All such Licensee-initiated marketing material is expressly subject to prepublication review and approval not to be unreasonably withheld or delayed with respect to, but not limited to, content, style, appearance, composition, timing, and media. One copy of all such marketing material will be provided to Licensor at least thirty (30) days prior to anticipated publication. The parties acknowledge and agree, however, that Licensee will not be required to seek the prior approval of Licensor in connection with the day-to-day operation of the Licensee web sites, and changes thereto, provided that the operations of the web sites at all times substantially comply with the then-current Use Specifications and any other relevant policies or designs pre-approved by Licensee pursuant to this Agreement.

     4.   Protection of Licensed Marks.
          ----------------------------

          (a) Validity.  Licensee admits the validity of, and agrees not to
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challenge the Licensed Marks. Licensee also agrees that any and all rights that may be acquired by the use of the Licensed Marks by Licensee will inure to the sole benefit of Licensor. Licensee agrees to execute all papers reasonably requested by Licensor at Licensor's expense to effect the recording of Licensee as a registered user of the Licensed Marks. Licensee may not use any of the Licensed Marks or any part thereof as part of its corporate name nor use any name or mark confusingly similar to the Licensed Marks.

          (b) Confusing Marks.  Licensee further agrees not to register in any
              ---------------
country any name or mark resembling or confusingly similar to the Licensed Marks. If any application for registration is or has been filed in any country by Licensee which relates

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to any name or mark which, in the sole opinion of Licensor, is confusingly similar, deceptive or misleading with respect to any of the Licensed Marks, Licensee will immediately abandon any such application or registration or, at Licensor's sole discretion, assign it to Licensor. Licensee will reimburse Licensor for all reasonable costs and expenses of any opposition, cancellation or related legal proceedings, including attorney's fees, instigated by Licensor or its authorized representative, in connection with any such registration or application.

          (c) Third Party Infringement.  In the event that Licensee learns of
              ------------------------
any infringement or threatened infringement of the Licensed Marks or any passing-off or learns that any third party claims any Licensed Mark is liable to cause deception or confusion to the public, Licensee will promptly notify Licensor, giving particulars and providing necessary information and assistance to Licensor at Licensor's expense in the event that Licensor decides that proceedings should be commenced or defended. Any such proceedings will be at Licensor's expense and any recoveries will be Licensor's sole property. Nothing in this Agreement, however, will be deemed to require Licensor to enforce the Licensed Marks against others.

          (d) Compliance with Laws.  In addition to Licensee's compliance with
              --------------------
all laws and regulations applicable to Licensee's performance of this Agreement, Licensee will comply in all material respects with all laws applicable to proper use and designation of trademarks and service marks in the countries in which Licensee uses the Licensed Marks. If Licensee becomes aware of any laws applicable to Licensed Marks that are inconsistent with this Agreement, Licensee will promptly notify Licensor of such inconsistency. Licensor may, at its option, either waive the performance of such inconsistent provisions or terminate the license and rights granted under this Agreement to the extent in conflict with such laws.

     5.   No Assignment or Sublicense.  The benefit of the service mark licenses
          ---------------------------
granted under this Agreement are personal to Licensee and Licensee may not, without the prior written consent of Licensor, assign the Licensed Marks, nor part with any of its rights or obligations under this Agreement, nor grant or purport to grant any sublicense in respect to the Licensed Marks.

     6.   Term and Termination of License.
          -------------------------------

          (a) Term.  Unless sooner terminated in accordance with the terms of
              ----
this Agreement or the Fulfillment Agreement, the service mark license granted under this Agreement will commence on the Effective Date and will continue in effect for the duration of the Fulfillment Agreement, including any extensions and renewals. Notwithstanding any provision of this Agreement to the contrary, this Agreement will immediately terminate upon termination or expiration of the Fulfillment Agreement.

          (b) Rights Upon Termination.  Upon termination or expiration of the
              -----------------------
licenses and rights granted under this Agreement, by operation of law or otherwise, all rights (including the right to use the Licensed Marks), privileges and obligations arising under

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this Agreement (except the obligations in Section 4) will cease to exist and
Licensee will immediately discontinue completely all further use of the Licensed Marks.

          (c) Material Breach.  In the event of a material breach of this
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Agreement by either party, the non-breaching party may terminate this Agreement upon thirty (30) days written notice to the breaching party and such termination will be effective on the thirty-first (31st) day after receipt of an express written notice of breach if (a) the breaching party does not correct such material breach within such thirty (30) day cure period, or (b) in the case of a material breach that is correctable but is not reasonably capable of being corrected within such thirty (30) day cure period, the breaching party does not take reasonably practicable steps to correct such breach and to prevent a recurrence. The following will be considered to be material breaches:

              1. Licensee using any trademarks, services marks, trade or business names contrary to the provisions of this Agreement; or

              2. Licensee offering services bearing any of the Licensed Marks in which such service fails in a material fashion to meet any of the standards set forth in the applicable Quality Specifications or Use Specifications; or

              3. Licensee refusing or neglecting any request by Licensor for marketing materials, advertising copy, stationary or other materials as provided under this Agreement; or

              4. Licensee using the Licensed Marks with services or on marketing materials or referencing Licensor or its parent or other affiliates, without conforming to Licensor's written instructions; or

              5. Licensee assigning or purporting to assign any of the rights granted in this Agreement to others without Licensor's express prior written consent.

     7.   Certain Representations and Covenants.  Licensor is the true and
          --------------------------------------
lawful owner of and has the right to use and license the Licensed Marks. Licensor has no knowledge of any third party claim to the effect that any aspect of the Licensed Marks infringes any other trademark, service mark or trade name. The Licensed Marks are registered in the U.S. Patent and Trademark Office and such registrations are valid, subsisting and have not been cancelled and are registered in the categories/classes shown in Exhibit A.

     8.   Networks Access.
          ---------------

          (a) Access.  Licensor will provide Licensee with access to Licensor's
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network of independently owned and operated Good Neighbor Pharmacies and
"PlusCare" network and the covered lives in the PlusCare network to facilitate the ordering, adjudication, if applicable, and in-store pick up of prescription medicine by the Licensee's consumers ("GNP/PlusCare Access"). The parties will work together in

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good faith to provide for GNP/PlusCare Access and to pursue the resolution of any logistical issues with respect to the integration with Licensee's web site and e-commerce services.

              1.  GNP & Pharmacy Access.  Specifically, Licensor will work to
                  ---------------------
                  make available and create on an as-needed basis the ability for Licensee to accept and fulfill orders for prescription products through GNP and PlusCare pharmacies, with a consumer able to pick-up such an order within [**] or, if such service is available from the local pharmacy, to have it delivered locally. Licensor will be Licensee's exclusive pharmaceutical provider for such services and, in the event Licensee proposes a specific need for similar services from additional locations or from stores with different capabilities, Licensor will have thirty (30) days from receipt of such specific criteria to propose a plan to meet such need. If Licensor's proposed plan, including proposed timelines, does not reasonably meet Licensee's needs, Licensee may utilize alternate resources. In providing such services, the parties will strive for the broadest possible national coverage.

              2.  Managed Care Organization Access.  The parties will work
                  --------------------------------
                  diligently to develop a strategic business plan to expand beyond Licensor's current PlusCare network participation by managed care organizations ("MCO"), including insurers, third party payers, healthcare maintenance organizations (HMOs), pharmaceutical benefit managers (PBMs), third party administrators (TPAs), pharmaceutical service administrative organizations (PSAOs), employers, coalitions and others. The parties will designate specific resources to develop such strategic plan. The plan will identify specific geographic areas, demographic groups and types of MCOs to target, will delegate specific actions between the parties and will set goals and timelines. The parties will jointly implement the plan, including presentations, bid responses and proposals, and RFP responses and Licensor will be Licensee's exclusive provider for such implementation with MCOs. Licensee will coordinate all such interactions with Licensor and will not enter into any agreements with MCOs without Licensor's prior written consent. In the event Licensee identifies a need for new or additional services for an existing MCO or the need to establish a relationship with a new MCO, Licensor will have sixty (60) days from receipt of such specific criteria to propose a plan to meet such need. If Licensor's proposed plan, including proposed timelines, does not reasonably meet Licensee's needs, Licensee may utilize alternate resources.

          (b)  Representations.  Licensor's Good Neighbor Pharmacy
Network has 4,000 independent pharmacies (more than 1,800 Level I and 2,500 Level II Stores) and Licensor's PlusCare Provider Network has approximately 75 million PBM covered

                                              **Confidential treatment has been
                                              requested with respect to the
                                              information contained within the
                                              "[**]" markings. Such marked
                                              portions have been omitted from
                                              this filing and have been filed
                                              separately with the Securities and
                                              Exchange Commission.

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lives. Licensor will not grant GNP/PlusCare Access to certain of Licensee's competitors for a period ending August 17, 2000. Such competitors are Rx.com, Soma.com and Drugstore.com and, until September 30, 1999, to PlanetRx.com.

     9.   Notices.  Any notices must be in writing and will be valid if sent by
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registered or certified mail, postage prepaid, in any post office in the United
States, or by confirmed facsimile, hand delivery or overnight courier, addressed as follows:

If to Licensor:                       With a Copy to:
--------------                        --------------
Bergen Brunswig Drug Company          Bergen Brunswig Corporation
4000 Metropolitan Drive               4000 Metropolitan Drive
Orange, CA 92868                      Orange, CA 92868
Attn:  E.V.P. Sales & Marketing       Attn:  E.V.P., Chief Legal Officer
Facsimile: (714) 385-8879             & Secretary
                                      Facsimile: (714) 948-1148

If to Licensee:
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more.com, Inc.
520 Third Street, Suite 245
San Francisco, California 94107
Attn: Brad Oberwager
Facsimile: (415) ____________

     All notices sent by confirmed facsimile will be deemed to be effective on the date of transmission. All notices sent by courier will be deemed to be effective on the date of receipt or refusal. In case either party changes its address to which notice is to be received, written notice of such change will be given without delay to the other party. Notice may be given by any authorized representative including counsel.

     10.  Section Headings.   The headings as to the contents of particular
          ----------------
Sections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular Sections to which they refer.

     11.  Entire Agreement.  This Service Mark License and Access Agreement,
          ----------------
together with the Quality Specifications and Use Specifications, constitutes the entire agreement between the parties with respect to its subject matter and merges and supersedes all previous communications, warranties, representations, and agreements, oral or written, between the parties with respect to such subject matter. No amendment or modification of this Agreement will be binding on either party unless reduced to writing and duly executed by an authorized representative of both parties. Failure to enforce or any delay in enforcing any right under this Agreement by any party will not be construed as a waiver nor will it be deemed a waiver of any other right such party may otherwise have at law or in equity.

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     In Witness Whereof, this Agreement has been executed on behalf of each of the parties by their duly authorized representatives as of the Effective Date.

                              Bergen Brunswig Drug Company

                              By:  /s/ Brent Martini
                                 ----------------------------------------------

                              more.com, Inc.

                              By: /s/ Laureen De Buono
                                 ----------------------------------------------

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